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Exhibit 99.4

CGI Windows and Doors Holdings, Inc. and Subsidiary

Consolidated Financial Report
December 31, 2013

Contents

Independent Auditor’s Report                                           1

Financial Statements

Consolidated Balance Sheets                                                                                 2

Consolidated Statements of Income                                                                     3

Consolidated Statements of Stockholders’ Equity                                              4

Consolidated Statements of Cash Flows                                                              5

Notes to Consolidated Financial Statements                                                       6 – 14

                                                                             Independent Auditor’s Report

To the Board of Directors and Stockholders
CGI Windows and Doors Holdings, Inc. and Subsidiary
Doral, Florida

Report on the Financial Statements

We have audited the accompanying consolidated financial statements of CGI Windows and Doors Holdings, Inc. and Subsidiary which comprise the consolidated balance sheets as of December 31, 2013 and 2012, and the related consolidated statements of income, changes in stockholders’ equity and cash flows for the years then ended and the related notes to the consolidated financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits.  We conducted our audits in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements.  The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion.  An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of CGI Windows and Doors Holdings, Inc. and Subsidiary as of December 31, 2013 and 2012, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ McGladrey LLP
Chicago, Illinois
April 3, 2014

CGI Windows and Doors Holding, Inc. and Subsidiary
Consolidated Balance Sheets

(in thousands, except share data)	December 31,	December 31,
	2013	2012
ASSETS
Current assets:
Cash	$4,230	$3,078
Accounts receivable, less allowance for doubtful accounts 2013 $70: 2012 $461	3,180	2,138
Inventories, net	3,885	2,840
Prepaid expenses and other current assets	390	400

Total current assets	11,685	8,456

Property and equipment, net	1,848	1,142

Goodwill	10,552	10,552
Intangible assets, net	4,306	6,022
Deferred financing costs, net	201	324
Other assets	571	553

Total assets	$29,163	$27,049

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current maturities of long-term debt	$650	$400
Current maturities of capital lease obligations	38	38
Accounts payable	2,426	1,180
Accrued expenses	1,071	771
Accrued warranties	267	275
Customer deposits	579	836

Total current liabilities	5,031	3,500

Long-term debt, less current maturities	14,062	14,935
Capital lease obligations, less current maturities	96	126
Total long-term liabilities	14,158	15,061

Total liabilities	19,189	18,561

Stockholders' equity:
Common stock; par value $.01 per share; 2,500,000 shares authorized;	3	3
issued and outstanding 288,565 shares
Additional paid-in-capital	29,207	29,133
Stock subscription notes receivable	(1,040)	(987)
Accumulated deficit	(18,196)	(19,661)
Total stockholders' equity	9,974	8,488

Total liabilities and stockholders' equity	$29,163	$27,049

See Notes to Consolidated Financial Statements

CGI Windows and Doors Holding, Inc. and Subsidiary
Consolidated Statements of Income

(in thousands, except share data)
	Year Ended
	December 31,	December 31,
	2013	2012

Net sales	$32,829	$24,530
Cost of sales	21,059	15,631

Gross profit	11,770	8,899

Selling, general and administrative expenses	6,174	5,117
Depreciation and amortization	2,435	2,556
	8,609	7,673

Operating income	3,161	1,226

Interest expense, net	1,676	1,686
Other expense, net	20	20

Net income (loss)	$1,465	$(480)

See Notes to Consolidated Financial Statements

CGI Windows and Doors Holding, Inc. and Subsidiary
Consolidated Statements of Stockholders' Equity

	Common Stock	Additional Paid-In Capital	Stock Subscription Notes Receivable	Accumulated Deficit	Total
(in thousands, except share data)
Balance, December 31, 2011	$3	$29,016	$(904)	$(19,181)	$8,934

Interest on stock subscription notes receivable	-	83	(83)	-	-

Stock-based compensation (Note 6)	-	34	-	-	34

Net (loss)	-	-	-	(480)	(480)

Balance, December 31, 2012	$3	$29,133	$(987)	$(19,661)	$8,488

Interest on stock subscription notes receivable	-	53	(53)	-	-

Stock-based compensation (Note 6)	-	21	-	-	21

Net income	-	-	-	1,465	1,465

Balance, December 31, 2013	$3	$29,207	$(1,040)	$(18,196)	$9,974

See Notes to Consolidated Financial Statements

CGI Windows and Doors Holding, Inc. and Subsidiary
Consolidated Statements of Cash Flows

(in thousands, except share data)	Year Ended
	December 31,	December 31,
	2013	2012

Cash Flows from Operating Activities:
Net income (loss)	$1,465	$(480)
Adjustments to reconcile net income (loss) to net cash
provided by operating activities:
Depreciation and amortization or property and equipment	566	419
Amortization of intangible assets and deferred financing costs	1,869	2,137
Stock-based compensation	21	34
Paid-in-kind interest on long-term debt	150	153
Change in operating assets and liabilities:
Accounts receivable	(1,042)	(185)
Inventories	(1,045)	(346)
Prepaid expenses and other assets	(8)	65
Accounts payable	1,246	381
Accrued expenses	300	(183)
Accrued warranties	(8)	37
Customer deposits	(257)	668

Net cash provided by operating activities	3,257	2,700

Cash Flows from Investing Activities:
Purchases of property and equipment	(1,272)	(392)
Expenditures for patent	(30)	-
Net cash used in investing activities	(1,302)	(392)

Cash Flows from Financing Activities:
Payment of deferred financing costs	-	(362)
Repayments under capital lease obligations	(30)	(14)
Repayments of long-term debt	(773)	(300)

Net cash used in financing activities	(803)	(676)

Net increase in cash	1,152	1,632
Cash at beginning of period	3,078	1,446
Cash at end of period	$4,230	$3,078

Supplemental Disclosure of Cash Flow Information
Cash payments for interest	$1,700	$1,462

Supplemental Schedule of Noncash Investing and Financing Activities
Capital lease obligations incurred for equipment purchases	$-	$177

See Notes to Consolidated Financial Statements

CGl Windows and Doors Holdings, Inc. and Subsidiary
Notes to Consolidated Financial Statements
(In Thousands, Except Share Data)

Note 1.	Nature of Business and Significant Accounting Policies

Nature of business:  CGI Windows and Doors Holdings, Inc. (the Parent), through its wholly owned subsidiary CGI Windows and Doors, Inc. (CGI) (collectively, the Company), manufactures impact resistant windows and doors that are primarily sold and distributed through dealers to customers located mostly in the southeastern United States and the Caribbean.  The Company extends credit terms of generally 30 days to customers.  The Parent is a holding company with no other operations.

Significant accounting policies are as follows:

Principles of consolidation:  The consolidated financial statements include the accounts of CGI Windows and Doors Holdings, Inc. and its wholly owned subsidiary, CGI Windows and Doors, Inc.  All intercompany accounts and transactions are eliminated in consolidation.

Accounting estimates:  The preparation of consolidated financial statements requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes.  Actual results can differ from those estimates.

Cash concentration:  The Company maintains substantially all of its cash at one financial institution which, at times, may exceed the federally insured limit.  The Company has not experienced any losses in such accounts.  The Company believes it is not exposed to any significant credit risk on cash.

Accounts receivable:  Accounts receivable are carried at original invoice amount less an estimate made for doubtful receivables based on a review of all outstanding amounts on a monthly basis.  Management determines the allowance for doubtful accounts by identifying troubled accounts and by using historical experience applied to an aging of accounts.  Receivables are written off when deemed uncollectible.  Recoveries of receivables previously written off are recorded when received.

Inventories:  Inventories are valued at the lower of cost or market, cost being determined on the weighted average basis.

Property and equipment:  Property and equipment, including leasehold improvements and assets acquired under capital lease obligations, are recorded at cost and depreciated and amortized over the estimated useful life of the assets using the straight-line method (the lesser of the term of the applicable lease or estimated service life in the case of leaseholds).  Useful lives used to depreciate property and equipment range from 3 to 5 years.  Costs of major additions and improvements are capitalized and expenditures for maintenance and repairs, which do not extend the useful life of the asset, are expensed in the period incurred.  Upon sale or retirement, the asset cost and related accumulated depreciation are removed from the accounts and any related gain or loss is reflected in income.

Goodwill and other intangible assets:  The Company’s goodwill was recorded as a result of the Parent’s acquisition of CGI.  The Company tests its recorded goodwill for impairment on an annual basis as of December 31, or more often if indicators of potential impairment exist, by determining if the carrying value of the reporting unit exceeds its estimated fair value.  The Company follows the guidance which allows the Company to first evaluate the goodwill for impairment using qualitative factors rather than quantitative. If it is more likely than not that the carrying value of the reporting unit exceeds its fair value, the Company is required to continue the analysis using quantitative factors.  During 2013 and 2012, the Company determined that no impairment of goodwill existed.

The Company also has intangible assets that are amortized over their finite useful lives primarily using the economic benefit method.  Intangible assets with a finite useful life, including tradename, patents and customer relationships are being amortized over estimated useful lives ranging from 7 to 17 years.

CGl Windows and Doors Holdings, Inc. and Subsidiary
Notes to Consolidated Financial Statements
(In Thousands, Except Share Data)

Note 1.	Nature of Business and Significant Accounting Policies (Continued)

Long-lived assets:  The Company continually evaluates whether events and circumstances have occurred that indicate that the remaining balance of long-lived assets to be held and used in operations may be impaired and not be recoverable.  In performing this evaluation, an estimate of the related cash flows expected to result from the use of the asset and its eventual disposition are used.  When this evaluation indicates the asset has been impaired, the Company measures such impairment based on the asset’s fair value and the amount of such impairment is charged to earnings.  No impairment charges were recognized during 2013 or 2012.

Deferred financing costs:  Financing costs associated with long-term debt are capitalized and amortized over the terms of the related debt using the effective interest method.  At December 31, 2013 and 2012, deferred financing costs totaled approximately $1,508, and the related accumulated amortization was approximately $1,307 and $1,184, respectively.

Income taxes:  In accordance with guidance on accounting for income taxes, the Company recognizes deferred tax assets and liabilities for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, using enacted tax rates in effect in the years in which the differences are expected to reverse.  Valuation allowances are provided if it is more likely than not that some or all of the deferred tax assets will not be realized.

The Company follows the Financial Accounting Standards Board (FASB) guidance related to accounting for uncertainty in income taxes.  The Company has not recorded a reserve for any tax positions for which the ultimate deductibility is highly certain but for which there is uncertainty about the timing of such deductibility.  The Company files tax returns in all appropriate jurisdictions, most notably federal and Florida state tax returns.  Open tax years are 2010 to 2012, with statutes expiring between 2014 to 2016, respectively.  When and if applicable, potential interest and penalty expenses are accrued as incurred and classified in selling, general and administrative expenses in the consolidated statements of income.  As of December 31, 2013 and 2012, the Company has no liability for unrecognized tax benefits.

In September 2013, the Internal Revenue Service released the final tangible property regulations for Sections 162(a) and 263(a) of the Internal Revenue Code, regarding the deduction and capitalization of amounts paid to acquire, produce, or improve tangible property. The final regulations replace temporary regulations that were issued in December 2011 and are effective for tax years beginning January 1, 2014, with early adoption permitted for tax years beginning January 1, 2012. The final regulations are effective for the Company for its tax year beginning January 1, 2014, and the Company is currently evaluating the impact of the final regulations on its consolidated financial statements.

Revenue recognition:  Revenue from the sale of products is recognized at the time of delivery to customers.  Customer deposits represent advances from customers that are deferred until product is delivered to customers.

Stock-based compensation:  The Parent has a stock-based compensation plan which is described more fully in Note 6.  Compensation cost relating to share-based payment transactions as provided by the plan is recognized in the consolidated financial statements.

Reclassifications:  Certain items in the 2012 consolidated financial statements have been reclassified to conform to the 2013 presentation.

Subsequent events:  The Company has evaluated subsequent events for potential recognition and/or disclosure through April 3, 2014, the date the consolidated financial statements were available to be issued.

CGl Windows and Doors Holdings, Inc. and Subsidiary
Notes to Consolidated Financial Statements
(In Thousands, Except Share Data)

Note 2.	Inventories

                    Inventories consist of the following as of December 31, 2013 and 2012:

	December 31, 2013	December 31, 2012
Finished goods	$52	$57
Work in process	24	11
Raw materials	3,850	2,813
Reserve for obsolescence	(41)	(41)
	$3,885	$2,840

Note 3.	Property and Equipment

                        Property and equipment at December 31, 2013 and 2012, consist of the following:

	December 31, 2013	December 31, 2012
Leasehold improvements	$471	$472
Furniture, fixtures and office equipment	945	871
Machinery and equipment	2,816	1,654
Vehicles and trucks	322	322
	$4,554	$3,319
Less accumulated depreciation and amortization	(2,706)	(2,177)
	$1,848	$1,142

Note 4.	Intangible Assets

                    Following is a summary of the intangible assets as of December 31, 2013 and 2012:

	December 31, 2013		December 31, 2012
	Gross Carrying Amount	Accumulated Amortization	Gross Carrying Amount	Accumulated Amortization

Tradename	$7,216	$5,603	$7,216	$4,923
Patents	3,961	2,777	3,931	2,452
Customer relationships	9,311	7,802	9,311	7,061
	$20,488	$16,182	$20,458	$14,436

Amortization expense during the years ended December 31, 2013 and 2012, was approximately $1,746 and $2,061, respectively.

CGl Windows and Doors Holdings, Inc. and Subsidiary
Notes to Consolidated Financial Statements
(In Thousands, Except Share Data)

Note 4.	Intangible Assets (Continued)

                        The following summarizes the approximate future amortization expense for the intangible assets:

Years ending December 31:
2014	$1,501
2015	1,290
2016	1,110
2017	204
2018	182
Thereafter	19
$4,306

Note 5.	Notes Payable and Long-Term Debt

The Company has a credit agreement with a bank, as refinanced and replaced on September 24, 2012, that provides for a revolving line of credit up to a maximum of $1,500 and a $15,020 term note payable.

Borrowings on the revolving line of credit, which expires in September 2017, generally bear interest at either the bank’s prime rate (3.25 percent at December 31, 2013) plus 6.50 percent, of which 1.00 percent is paid-in-kind through an addition to the principal, subject to a 4.00 percent prime floor, or LIBOR (0.20 percent at December 31, 2013) plus 7.50 percent, of which 1.00 percent is paid-in-kind through an addition to the principal balance, subject to a 3.00 percent LIBOR floor.  There were no borrowings outstanding on the revolving line of credit at December 31, 2013 or 2012.

The term note payable bears interest quarterly based on the same rates as described above and requires quarterly principal payments of $125 in March 2014, $150 in June 2014, $175 in September 2014, $200 in December 2014, $225 in March 2015 and $250 through June 2017, with the balance of approximately $11,587 due in September 2017.  The term note payable balance outstanding at December 31, 2013 and 2012 is $14,712 and $14,961, respectively.

Borrowings under the credit agreement are collateralized by substantially all of the assets of the Company.  The credit agreement also includes certain restrictive and financial covenants, including the maintenance of minimum EBITDA levels and total leverage and fixed charge coverage ratios, as well as establishing limits on annual capital expenditures.

Additionally, the Company issued an unsecured note payable to the former owners of Construction Glass Industries Corporation, the Company’s predecessor prior to the acquisition.  The note payable bore interest at 8.00 percent and was scheduled to mature in 2017.  During December 2013, the note was repaid in full, including all accrued interest, of which approximately $29 was incurred during 2013.  As of December 31, 2012, the balances of the note payable and accrued interest totaled approximately $373 and $174, respectively.

CGl Windows and Doors Holdings, Inc. and Subsidiary
Notes to Consolidated Financial Statements
(In Thousands, Except Share Data)

Note 5.	Notes Payable and Long-Term Debt (Continued)

                       Future maturities of long-term debt are as follows:

Years ending December 31:
2014	$650
2015	975
2016	1,000
2017	12,087
Total	$14,712

Note 6.	Incentive Plan and Stock Options

The Parent has an incentive plan that provides for up to 125,000 shares of the Parent's authorized stock to be awarded as options or restricted stock.  The exercise price of stock options granted under the plan is equal to the fair market value of the Company’s common stock at the date of grant.  Series A Options vest and become exercisable incrementally over a 5-year period.  Options become 15 percent, 35 percent, 65 percent and 100 percent vested on the second, third, fourth, and fifth anniversaries of the grant date, respectively.  Series A Options also provide for accelerating vesting if there is a change in control as described in the plan agreement.  Series B Options only vest upon the sale of the Company in which the majority stockholder receives a minimum return on invested capital.  Both Series A and B Options expire on the 10th anniversary of the grant date or 90 days following the date of termination of the Optionee’s employment with the Company.  The calculated value of each option award is estimated at the date of grant using the Black-Scholes option valuation model.  There were no stock option grants during 2013 or 2012.

CGl Windows and Doors Holdings, Inc. and Subsidiary
Notes to Consolidated Financial Statements
(In Thousands, Except Share Data)

Note 6.	Incentive Plan and Stock Options (Continued)

A summary of Series A and Series B incentive stock options is as follows:

For the year ended December 31, 2013:

Series A:
Weighted Average Exercise Price	Year-End Outstanding Options	Options Exercisable	Options Granted During Year	Options Exercised	Options Forfeited/ Cancelled	Expiration Date	Weighted Average Remaining Contractual Term (Years)
$ 36.86	7,453	1,118	-	-	(165)	Various 2021	7.58
Series B:
Weighted Average Exercise Price	Year-End Outstanding Options	Options Exercisable	Options Granted During Year	Options Exercised	Options Forfeited/ Cancelled	Expiration Date	Weighted Average Remaining Contractual Term (Years)
$ 36.86	20,014	-	-	-	(165)	Various 2021	7.58

For the year ended December 31, 2012:

Series A:
Weighted Average Exercise Price	Year-End Outstanding Options	Options Exercisable	Options Granted During Year	Options Exercised	Options Forfeited/ Cancelled	Expiration Date	Weighted Average Remaining Contractual Term (Years)
$ 36.86	7,618	-	-	-	-	Various 2021	8.67

Series B:
Weighted Average Exercise Price	Year-End Outstanding Options	Options Exercisable	Options Granted During Year	Options Exercised	Options Forfeited/ Cancelled	Expiration Date	Weighted Average Remaining Contractual Term (Years)
$ 36.86	20,179	-	-	-	-	Various 2021	8.67

The Company recognized approximately $21 and $34 of compensation expense during the years ended December 31, 2013 and 2012, for Series A stock options granted, respectively.

As a result of the contingent nature of the Series B stock options, no compensation expense has been recorded in the accompanying consolidated statements of income.

CGl Windows and Doors Holdings, Inc. and Subsidiary
Notes to Consolidated Financial Statements
(In Thousands, Except Share Data)

Note 7.	Employee Benefit Plan

The Company sponsors a defined contribution 401(k) plan covering substantially all of their employees.  The plan allows employees to voluntarily contribute pretax amounts up to a maximum amount allowable by the Internal Revenue Service.  The Company may make discretionary contributions.  The Company made no discretionary contributions during the years ended December 31, 2013 and 2012.

Note 8.	Product Warranty

The Company guarantees its products against defects in materials and/or workmanship for various periods between one and ten years from the date of purchase.  A provision for estimated future costs is recorded based on historical experience and for specifically identified warranty exposures.  Changes in the Company's warranty liability during the years ended December 31, 2013 and 2012, were as follows:

	2013	2012
Accrued warranties, beginning balance	$275	$238
Warranty claims paid	(51)	(140)
Warranty provisions	43	177
Accrued warranties, ending balance	$267	$275

Note 9.	Commitments and Related-Party Transactions

The Company leases its office and manufacturing facility under an operating lease agreement, most recently amended on February 17, 2012, with an affiliate related through common ownership.  The lease provides for monthly rental payments ranging from approximately $58 to $64 through its expiration in December 2017 and includes a provision that allows the Company to terminate the lease agreement with one year notice.  The Company is also required to pay all property taxes, insurance and repair costs of the leased facility.

Rent expense related to this agreement was approximately $719 during each of the years ended December 31, 2013 and 2012.

Minimum payments under the lease agreement are approximately as follows:

Years ending December 31:
2014	$745
2015	770
2016	797
2017	825
$3,137

The Company has entered into a management services agreement with an affiliate related through common ownership that provides for a management fee to be based on 1.00 percent of total revenues not to exceed $750 annually plus certain out-of-pocket expenses.  During the years ended December 31, 2013 and 2012, the Company incurred fees and expenses under this agreement totaling approximately $407 and $325, respectively, of which approximately $38 and $26 was accrued at December 31, 2013 and 2012, respectively.

CGl Windows and Doors Holdings, Inc. and Subsidiary
Notes to Consolidated Financial Statements
(In Thousands, Except Share Data)

Note 10.	Capital Lease Obligations

The Company leases certain vehicles under capital lease agreements.  The assets and liabilities under lease are recorded at the present value of the future minimum rental payments discounted at 7.75 percent.

Minimum future lease payments at December 31, 2013, are as follows:

Years ending December 31:
2014	$38
2015	38
2016	38
2017	37
Total minimum lease payments	151
Less the amount representing interest	(17)
Present value of net minimum lease payments	134
Less current portion	(38)
Long-term obligation under capital leases	$96

The cost of the assets under capital leases at December 31, 2013 and 2012, approximated $177.  The accumulated amortization of the assets under capital leases at December 31, 2013 and 2012 was $44 and $14, respectively.

Note 11.	Income Taxes

Significant components of the Company’s deferred tax assets and liabilities at December 31, 2013 and 2012, are approximately as follows:

	2013	2012
Deferred tax assets:
Allowance for doubtful accounts	$26	$161
Accrued expenses	212	182
Inventory reserve	15	14
Property and equipment	-	35
Net operating loss carryforwards	4,156	3,763
Goodwill	-	312
Intangible assets	2,606	2,273
	7,015	6,740
Less: Valuation allowance	6,682	6,740
	333	-
Deferred tax liabilities
Property and equipment	(199)	-
Goodwill	(134)	-
	(333)	-
Net deferred tax assets (liabilities)	$-	$-

At December 31, 2013, the Company has federal and state net operating loss carryforwards of approximately $11,044, respectively, which begin expiring in 2027.  A valuation allowance has been established due to the uncertainty that the benefits resulting from the reversal of deferred tax assets and the net operating loss carryforwards may not be realized or utilized.

A reconciliation of the provision for income taxes computed at the statutory federal income tax rate of 34 percent consists of the following:

	2013	2012

Income tax expense (benefit) at the statutory rate	$498	$(161)
Decrease (increase) resulting from:
State income tax expense (benefit), net of federal tax effect	53	(7)
Nondeductible expenses	15	10
Valuation allowance change	(58)	156
Effect of change in rate	(116)	-
Provision to actual adjustment	(390)	-
Other	(2)	2
	$-	$-